EXHIBIT 16.1

November 29, 2012

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sir/Madam:

We have read Item 4.01 of American Realty Funds Corporation (the “Company”) Form 8-K dated November 29, 2012, and are in agreement with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ McConnell and Jones, LLP

Houston, Texas

November 29, 2012

3040 Post Oak Blvd., Suite 1600 Houston, TX 77056 Phone: 713.968.1600 Fax: 713.968.1601 WWW.MCCONNELLJONES.COM